11960 Southwest 144th Street
Miami, Florida 33186
(305) 253-5099
www.noven.com

NOVEN ANNOUNCES CHANGES TO
BOARD OF DIRECTORS AND SENIOR MANAGEMENT

Robert Strauss Retires After Ten Years of Leadership
Wayne Yetter, Noven Director, Appointed Chairman of the Board
Jeffrey Eisenberg Appointed Executive Vice President and Interim CEO

Miami, FL – January 3, 2008 - Noven Pharmaceuticals, Inc. (NASDAQ: NOVN) today announced changes to its board of directors and senior management team.

Having led Noven for the past ten years, Robert C. Strauss, age 66, has announced his retirement from the roles of President, Chief Executive Officer, director and Chairman of Noven. Mr. Strauss will remain available to the company and the board of directors to facilitate an orderly transition of the company’s leadership. “It has been my privilege to have served Noven over the past decade, and I am confident that the company is positioned with the strategy, opportunities and leadership necessary for great success in the years ahead,” said Strauss. “I would like to thank the Noven team, our board of directors, our industry partners, our shareholders and everyone who helped build the company during my tenure.”

As part of this leadership transition, the Noven board of directors has acted to separate the offices of Chairman of the Board and Chief Executive Officer, and has appointed Wayne P. Yetter, currently Noven’s lead independent director, as the company’s non-executive Chairman of the Board, effective today. Mr. Yetter, age 62, has been a Noven director since 2001. “I welcome my new role as Chairman of Noven,” said Yetter, “and I extend the appreciation of the entire board of directors to Bob for his leadership and commitment to Noven over the years.”

A committee of Noven’s board of directors has been working closely with a national executive recruiting firm to identify Mr. Strauss’s permanent successor as Chief Executive Officer. “For several months, the board and Bob had been developing a succession plan related to Bob’s retirement,” said Yetter. “During that process, the parties determined that it was best to begin the leadership transition at this time, given the decisions and opportunities that lie ahead for the company. We are fortunate to be considering CEO candidates who are exceptionally qualified to lead the company’s evolution into a rapidly-growing specialty pharmaceutical company,” said Yetter. “The board expects to complete the search process and appoint a permanent CEO in the near future.”

The board of directors has appointed Jeffrey F. Eisenberg, Noven’s Senior Vice President – Strategic Alliances, as Executive Vice President and Interim Chief Executive Officer, effective today. “In his nine years with the company, Jeff has been an able and trusted advisor to the board, and has demonstrated outstanding leadership in a variety of business, transactional, legal and other senior roles,” said Yetter. “He has worked very closely and effectively with Bob Strauss, the board of directors and our industry partners. He has the board’s full support in his new role.”

Eisenberg commented, “Noven is in a great position to build on the foundation of the Novogyne joint venture, the company’s transdermal technology and development pipeline, and the significant opportunities created by the transformational acquisition of JDS. It is an honor to be entrusted with this important transitional role, and I welcome the challenges and opportunities ahead as we work to advance the company’s ambitious strategy for continued growth and success.”

Executive Background
During his tenure at Noven, Mr. Strauss championed the creation of Novogyne Pharmaceuticals, a highly successful joint venture between Noven and Novartis Pharmaceuticals Corporation, and helped Novogyne establish itself as a market leader in the transdermal hormone therapy category with Vivelle-Dot® and other products. Under his leadership, Noven established important industry partnerships, including collaborations between Noven and Shire plc with respect to Daytrana™, the first and only patch for ADHD, and with respect to a developmental amphetamine patch for ADHD. Mr. Strauss also supervised the acquisition and integration of JDS Pharmaceuticals, which has expanded the company’s business and strategy, and has created a new platform for potential long-term growth.

In addition to his position on the Noven board of directors, Mr. Yetter currently serves as Chief Executive Officer of Verispan LLC. He is a pharmaceutical industry veteran with over 30 years of experience, including serving as Chief Executive Officer of Novartis Pharmaceuticals Corporation, Astra Merck, Inc. and Synavant Inc., and as Chief Operating Officer of IMS Health, Inc.

Mr. Eisenberg, age 42, joined Noven in 1998. He served as the company’s Senior Vice President until his current appointment as Executive Vice President and Interim Chief Executive Officer, and continues to serve as one of two Noven representatives on the Management Committee of Novogyne Pharmaceuticals. During his tenure, Mr. Eisenberg has played an important role in the structuring and negotiation of many of Noven’s industry collaborations, licensing arrangements and acquisitions, including the Shire and Endo collaborations, the out-license of the company’s Estradot™ product in Europe, the acquisition of the company’s CombiPatch® product by Novogyne, and the company’s recent acquisition and integration of JDS Pharmaceuticals. He also established Noven’s alliance management function, which plays an key role in the operation and expansion of Noven’s industry collaborations. Prior to Noven, he served in various legal capacities at IVAX Corporation, including as Acting General Counsel. Prior to IVAX, he was a transactional lawyer at the law firm of Steel Hector & Davis. He earned his undergraduate degree from The Wharton School of the University of Pennsylvania and his law degree from Columbia Law School.

Additional Information – Form 8-K
The company expects to file today a Current Report on Form 8-K with the Securities and Exchange Commission describing agreements between the company and Mr. Strauss and Mr. Eisenberg, respectively, relating to the subject matter of this release.

About Noven
Noven Pharmaceuticals, Inc., headquartered in Miami, Florida, has long been established as a leading developer of advanced transdermal drug delivery technologies and prescription transdermal products. Its commercialized transdermal products include Vivelle-Dot® (estradiol transdermal system), the most prescribed estrogen patch in the U.S., and Daytrana™ (methylphenidate transdermal system), the first and only patch approved for the treatment of ADHD. With the acquisition of JDS Pharmaceuticals in August 2007, Noven has become a broader-based specialty pharmaceutical company with a substantially enhanced late-stage product pipeline and the infrastructure, products and category expertise to market and sell its own products.

Products currently marketed through the Noven/JDS sales infrastructure consist of Pexeva® (paroxetine mesylate) and Lithobid® (lithium carbonate). Developmental products in psychiatry consist of Stavzor™ (delayed release valproic acid softgel), Lithium QD (once-daily lithium carbonate), and Stavzor™ ER (extended release valproic acid softgel). The development pipeline in women’s health consists of Mesafem™ (low-dose paroxetine mesylate), a non-hormonal product entering Phase 3 clinical trials for vasomotor symptoms (hot flashes).

See www.noven.com for additional information.

Forward Looking Information

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements, are forward-looking statements. Noven’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Noven’s current perspective on existing trends and information. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Noven and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Noven’s control. These risks and uncertainties include, among others, risks associated with the transition of executive leadership, including those related to the identification, recruitment, hiring and ultimate retention of qualified senior executives in the pharmaceutical industry, and the difficulty of predicting the outcome and timing of such actions. For additional information regarding these and other risks associated with Noven’s business, readers should refer to Noven’s Annual Report on Form 10-K for the year ended December 31, 2006 as well as other reports filed from time to time with the Securities and Exchange Commission. Unless required by law, Noven undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
Joseph C. Jones
Vice President – Corporate Affairs
305-253-1916

Media Contacts:
Ashton Partners
Kyna Legner
312-553-6720

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